Exhibit 99.1

FOR IMMEDIATE RELEASE

July 28, 2010

CONTACT:

Investors - (301) 968-9300

Media - (301) 968-9400

AGNC REPORTS $1.23 EARNINGS PER SHARE AND $23.54 BOOK VALUE PER SHARE

Bethesda, MD – July 28, 2010 – American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported net income for the second quarter of 2010 of $36.9 million, or $1.23 per share, and book value of $23.54 per share.

SECOND QUARTER 2010 FINANCIAL HIGHLIGHTS

•	$1.23 per share of net income

¡	$1.06 per share, excluding $0.26 per share of other investment related income and $0.09 per share of, now fully amortized, terminated swap expense

•	$1.77 per share of taxable income

¡	Taxable income excludes $0.33 per share of net unrealized losses associated with derivatives outstanding as of June 30, 2010 that are marked-to-market through current income for GAAP and $0.21 per share of other net temporary timing differences between GAAP and taxable income

•	$1.40 per share dividend declared

•	$1.10 per share of undistributed taxable income as of June 30, 2010

¡	Undistributed taxable income increased $6 million from $31 million as of March 31, 2010 to $37 million as of June 30, 2010

•	$23.54 book value per share as of June 30, 2010, an increase of $0.63 per share (net of dividend) from March 31, 2010

•	20.96% annualized return on average stockholders’ equity (“ROE”) for the quarter

OTHER HIGHLIGHTS

•	$7.2 billion portfolio value as of June 30, 2010

American Capital Agency Corp.

July 28, 2010

•	28%[1] constant prepayment rate (“CPR”) for the second quarter of 2010 despite Fannie Mae buyouts

¡	16% Portfolio CPR in June 2010 (based on data released in July 2010)

•	8.2x2 leverage as of June 30, 2010

•	2.18% annualized net interest rate spread for the quarter

¡	2.38% net interest rate spread at quarter end

•	$169 million of net proceeds raised in follow-on equity offering

¡	Equity raise accretive to book value

“This was another strong quarter for AGNC, despite continued volatility and shifting global economic sentiment. Our dedication to actively managing our portfolio continues to serve our shareholders well,” said Gary Kain, Chief Investment Officer of AGNC. “We have paid a dividend of at least $1.40 per share, while growing the dollar amount of our undistributed taxable income, for five straight quarters. Furthermore, we have accomplished this while growing book value every single quarter since the beginning of 2009 despite a rapidly evolving interest rate and prepayment landscape.”

“As we look ahead,” continued Mr. Kain, “we view the balance of risk to be again weighted towards prepayments, driven more by refinancing behavior rather than buyouts, and have spent a significant amount of effort during the quarter adjusting our portfolio to that end. We believe our proven track record of navigating evolving prepayment challenges, coupled with our active management philosophy, should aid us in selecting assets that will perform well in this environment.”

INVESTMENT PORTFOLIO

As of June 30, 2010, the Company’s investment portfolio totaled $7.2 billion of agency securities, at fair value, comprised of $3.1 billion of fixed-rate agency securities, $3.6 billion of adjustable-rate agency securities (“ARMs”) and $0.5 billion of collateralized mortgage obligations (“CMOs”) backed by fixed and adjustable-rate agency securities. As of June 30, 2010, AGNC’s investment portfolio was comprised of 28% 30-year fixed-rate securities, 15% 15-year fixed-rate securities, 50% adjustable-rate securities and 7% CMOs backed by fixed and adjustable-rate agency securities.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

During the quarter, the annualized weighted average yield on the Company’s average earning assets was 3.44% and its annualized average cost of funds was 1.26%, including 0.19% of amortization expense associated with previously terminated interest rate swaps, which resulted in a net interest rate spread of 2.18%, an increase of 2 bps from the first quarter of 2010 net interest rate spread of 2.16%. As of June 30, 2010,

[1]

Weighted average annualized 1 month CPR for securities held during the second quarter of 2010. CPRs for CMOs, including CMOs with structural prepayment protection, are based on the CPR of the underlying collateral. CMOs with structural prepayment protection do not receive repayments until the preceding front-end tranches are fully repaid.

[2]

Leverage calculated as total repurchase agreements outstanding plus payable for agency securities purchased but not yet settled less receivable for agency securities sold but not yet settled divided by total stockholders’ equity as of June 30, 2010.

American Capital Agency Corp.

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the weighted average yield on the Company’s earning assets was 3.40% and its weighted average cost of funds was 1.02%. This resulted in a net interest rate spread of 2.38% as of June 30, 2010, an increase of 2 bps from the weighted average net interest rate spread as of March 31, 2010 of 2.36%. As of June 30, 2010, there was no remaining unamortized expense associated with previously terminated interest rate swaps.

Premiums and discounts associated with agency securities are amortized or accreted into interest income over the life of such securities using the effective yield method. The actual CPR for the Company’s portfolio held in the second quarter of 2010 was 28%, an increase from 21% during the first quarter of 2010 due largely to the Fannie Mae buyouts3. The most recent prepayment speed for the Company’s portfolio for the month of June (released in July) was 16%. The Company’s projected CPR for the remaining life of its investments as of June 30, 2010 was 20%. This reflects an increase from 18% as of March 31, 2010. The increase in the Company’s projected CPR is largely due to the decline in interest rates during the quarter, which resulted in an increased expectation of refinance activity (prepayments). This increase was partially offset by the Company’s actions this quarter to rebalance the portfolio towards securities with lower prepayment risk.

The weighted average cost basis of the investment portfolio was 105.1% (excluding interest-only strips the weighted average cost basis was 104.6%) as of June 30, 2010. The amortization of premiums (net of any accretion of discounts) on the investment portfolio for the quarter was $22.9 million, or $0.77 per share. The unamortized net premium as of June 30, 2010 was $345.1 million.

LEVERAGE AND HEDGING ACTIVITIES

As of June 30, 2010, the Company’s $7.2 billion investment portfolio was financed with $6.6 billion of repurchase agreements and $0.8 billion of equity capital, resulting in a leverage ratio of 8.4x. When adjusted for the net receivable for agency securities not yet settled, the leverage ratio was 8.2x as of June 30, 2010. Of the $6.6 billion borrowed under repurchase agreements as of June 30, 2010, $3.4 billion had original maturities of 30 days or less, $1.5 billion had original maturities greater than 30 days and less than or equal to 60 days, $1.4 billion had original maturities greater than 60 days and less than or equal to 90 days and the remaining $0.3 billion had original maturities of 91 days or more. As of June 30, 2010, the Company had repurchase agreements with 22 counterparties.

The Company’s swap positions as of June 30, 2010 totaled $3.0 billion in notional amount at an average fixed pay rate of 1.99%, a weighted average receive rate of 0.35% and a weighted average maturity of 2.7 years. During the quarter, AGNC increased its swap position by $650 million in conjunction with an increase in the

[3]

The first and second quarter CPRs represent the weighted average annualized 1 month CPR for securities held during the quarter, respectively. CPRs for CMOs, including CMOs with structural prepayment protection, are based on the CPR of the underlying collateral. CMOs with structural prepayment protection do not receive actual repayments until the preceding front-end tranches are fully repaid.

American Capital Agency Corp.

July 28, 2010

portfolio size. The new swap agreements entered into during the quarter have an average term of approximately 3.7 years and a weighted average fixed pay rate of 1.94%. The Company also has options to enter into $500 million of interest rate swaps, commonly referred to as “swaptions,” during the next year. These purchases are intended to help mitigate the Company’s exposure to large movements in interest rates.

As of June 30, 2010, 45% of the Company’s repurchase agreements were hedged through interest rate swap agreements. This percentage does not reflect the swaps underlying the swaptions, mentioned above.

During the quarter, the Company recognized $2.6 million, or $0.09 per share, in amortization expense associated with the prior period termination of interest rate swaps (included in interest expense on the income statement). As of June 30, 2010, there was no remaining unamortized termination costs associated with the prior termination of interest rate swaps.

OTHER INCOME, NET

During the quarter, AGNC produced $7.7 million in other income, net, or $0.26 per share. Other income is comprised of $29.6 million of net realized gains on sales of agency securities, $4.9 million of net realized losses on derivative and trading securities and $17.0 million of net unrealized losses, including reversals of prior period unrealized gains and losses realized during the current quarter, on derivative and trading securities that are marked-to-market in current income.

Sales of agency securities during the quarter were predominately driven by actions taken by the Company to rebalance its portfolio towards securities with lower prepayment risk and, in the ordinary course, in response to changing relative values perceived by the Company.

Derivative activity during the quarter was largely in response to the changing economic and interest rate landscape. The Company entered into certain to-be-announced (“TBA”) transactions, purchased and sold specified securities on a forward basis and held positions in interest-only strips. Such transactions were primarily used to hedge the portfolio against certain risks. For accounting purposes, these instruments are not treated as hedges and are marked-to-market through the income statement. By contrast, qualified hedging instruments, along with the unrealized movements in fair value related to the Company’s agency securities, are marked-to-market through other comprehensive income (“OCI”) on the Company’s balance sheet.

AGNC seeks to actively manage its portfolio and continuously evaluates new investment opportunities throughout the agency securities market in an effort to balance stockholder returns and book value preservation.

TAXABLE INCOME

For the quarter ended June 30, 2010, taxable income exceeded GAAP net income by $0.54 per share. This was comprised of $0.33 per share of net unrealized losses

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associated with derivatives outstanding as of June 30, 2010 that are marked-to-market through current income for GAAP but excluded from taxable income until realized / settled, and $0.21 per share of other net temporary timing differences between GAAP and taxable income.

NET ASSET VALUE

As of June 30, 2010, the Company’s net asset value per share was $23.54, or $0.63 higher than the March 31, 2010 net asset value per share of $22.91.

SECOND QUARTER 2010 DIVIDEND DECLARATION

On June 15, 2010, the Board of Directors of the Company declared a second quarter 2010 dividend of $1.40 per share payable to stockholders of record as of June 30, 2010, which will be paid on July 28, 2010. Since its May 2008 initial public offering, AGNC has paid or declared a total of $218.6 million in dividends, or $10.46 per share. After adjusting for the second quarter 2010 accrued dividend, AGNC had approximately $1.10 per share outstanding of undistributed taxable income as of June 30, 2010.

MAY 2010 EQUITY OFFERING

AGNC completed a follow-on equity offering during the quarter raising total net proceeds of approximately $169 million (including the overallotment), after underwriting discounts and offering expenses, through the issuance of 6.9 million shares of common stock at a price of $25.75 per share. The offering was accretive to the Company’s June 30, 2010 book value by $0.11 per share.

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010	March 31, 2010	December 31, 2009
	(unaudited)	(unaudited)

Assets:
Agency securities, at fair value (including pledged assets of $7,135,180, $4,855,633 and $4,136,596, respectively)	$7,166,390	$5,240,254	$4,300,115
Cash and cash equivalents	150,081	105,264	202,803
Restricted cash	37,877	26,630	19,628
Interest receivable	35,932	26,168	22,872
Derivative assets, at fair value	7,391	8,736	11,960
Receivable for agency securities sold	311,794	273,832	47,076
Principal payments receivable	44,883	88,474	20,473
Other assets	1,139	631	757

Total assets	$7,755,487	$5,769,989	$4,625,684

Liabilities:
Repurchase arrangements	$6,634,342	$4,651,115	$3,841,834
Payable for agency securities purchased	201,799	436,100	180,345
Derivative liabilities, at fair value	76,220	28,689	17,798
Dividend payable	47,124	37,465	34,050
Accounts payable and other accrued liabilities	3,572	3,501	4,835

Total liabilities	6,963,057	5,156,870	4,078,862

Stockholders' equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, 0 shares issued and outstanding, respectively	—	—	—
Common stock, $0.01 par value; 150,000 shares authorized, 33,660, 26,760 and 24,322 shares issued and outstanding, respectively	337	268	243
Additional paid-in capital	738,525	569,595	507,465
Retained earnings	25,359	35,625	19,940
Accumulated other comprehensive income	28,209	7,631	19,174

Total stockholders’ equity	792,430	613,119	546,822

Total liabilities and stockholders’ equity	$7,755,487	$5,769,989	$4,625,684

American Capital Agency Corp.

July 28, 2010

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Interest income:
Interest income	$50,589	$31,690	$89,386	$54,041
Interest expense	17,348	9,585	32,858	17,714

Net interest income	33,241	22,105	56,528	36,327

Other income, net:
Gain from sale of agency securities, net	29,585	9,530	56,993	14,348
Realized (loss) gain from derivative instruments and trading securities, net	(4,852)	1,562	(3,478)	618
Unrealized (loss) gain from derivative instruments and trading securities, net	(17,015)	(336)	(12,469)	250

Total other income, net	7,718	10,756	41,046	15,216

Expenses:
Management fees	2,314	939	4,098	1,842
General and administrative expenses	1,787	1,556	3,468	3,024

Total expenses	4,101	2,495	7,566	4,866

Net income	$36,858	$30,366	$90,008	$46,677

Net income per common share - basic and diluted	$1.23	$2.02	$3.28	$3.11

Weighted average number of common shares outstanding - basic and diluted	29,872	15,005	27,451	15,005

Dividends declared per common share	$1.40	$1.50	$2.80	$2.35

American Capital Agency Corp.

July 28, 2010

AMERICAN CAPITAL AGENCY CORP.

KEY PORTFOLIO CHARACTERISTICS*

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Average agency securities, at cost	$5,886,806	$4,099,855	$3,912,087	$2,992,151	$2,367,303
Average total assets, at fair value	$6,498,247	$4,591,850	$4,434,206	$3,263,632	$2,676,006
Average repurchase agreements	$5,548,225	$3,787,583	$3,637,220	$2,693,851	$2,139,402
Average stockholders’ equity	$705,466	$580,056	$533,453	$376,229	$305,866

Fixed-rate agency securities, at fair value - as of period end	$3,063,016	$1,834,924	$1,887,404	$1,272,407	$1,203,261
Adjustable-rate agency securities, at fair value - as of period end	$3,589,711	$2,710,557	$1,705,487	$1,904,184	$1,307,430
CMO agency securities, at fair value - as of period end	$483,667	$657,119	$707,224	$261,536	$121,202
Interest-only strips agency securities, at fair value - as of period end	$29,996	$37,654	$—	$—	$—

Average asset yield (1)	3.44%	3.78%	4.20%	4.38%	5.35%
Average cost of funds (2)	1.07%	1.23%	1.17%	1.16%	1.30%
Average cost of funds - terminated swap amortization expense (3)	0.19%	0.39%	0.40%	0.54%	0.50%
Average net interest rate spread (4)	2.18%	2.16%	2.63%	2.68%	3.55%
Net return on average equity (5)	20.96%	37.16%	30.27%	32.94%	39.82%

Leverage (average during the period) (6)	7.9:1	6.5:1	6.8:1	7.2:1	7.0:1
Leverage (as of period end) (7)	8.2:1	7.9:1	7.3:1	7.3:1	7.7:1

Expenses % of average assets (8)	0.25%	0.31%	0.33%	0.32%	0.37%
Expenses % of average stockholders’ equity (9)	2.33%	2.42%	2.71%	2.78%	3.27%

Book value per common share as of period end (10)	$23.54	$22.91	$22.48	$22.23	$20.76

*	Average numbers for each period are weighted based on days on the Company’s books and records. All percentages are annualized.
(1)	Weighted average asset yield for the period was calculated by dividing the Company’s average interest income on agency securities, less average amortization of premiums and discounts, by the Company’s average agency securities.
(2)	Weighted average cost of funds for the period was calculated by dividing the Company’s total interest expense, less amortization expense related to the termination of interest rate swaps, by the Company’s weighted average repurchase agreements.
(3)	Weighted average cost of funds related to terminated interest rate swap amortization expense was calculated by dividing the Company’s amortization expense by the Company’s weighted average repurchase agreements. The amortization expense associated with the termination of interest rate swaps was $2.6 million, $3.7 million, $3.7 million, $3.7 million and $2.7 million for the respective periods presented.
(4)	Net interest rate spread for the period was calculated by subtracting the Company’s weighted average cost of funds, net of interest rate swaps and terminated swap amortization expense, from the Company’s weighted average asset yield.
(5)	Net return on average stockholders’ equity for the period was calculated by dividing the Company’s net income by the Company’s average stockholders’ equity for the period.
(6)	Leverage during the period was calculated by dividing the Company’s average repurchase agreements outstanding for the period by the Company’s average stockholders’ equity for the period.

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(7)	Leverage at period end was calculated by dividing the amount outstanding under the Company’s repurchase agreements and net receivable / payable for unsettled agency securities by the Company’s total stockholders’ equity at period end.
(8)	Expenses as a % of average total assets was calculated by dividing the Company’s total expenses by the Company’s average total assets for the period.
(9)	Expenses as a % of average stockholders’ equity was calculated by dividing the Company’s total expenses by the Company’s average stockholders’ equity.
(10)	Book value per share was calculated by dividing the Company’s total stockholders’ equity by the Company’s number of shares outstanding.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

AGNC did not issue any shares through its DSPP and DRIP in the second quarter of 2010.

AGNC’s Dividend Reinvestment Plan and Direct Stock Purchase Plan provide prospective investors and existing stockholders with a convenient and economical method to purchase shares of the Company’s common stock. By participating in the Plan, investors may purchase additional shares of common stock by reinvesting some or all of the cash dividends received on shares of the Company’s common stock. Investors may also make optional cash purchases of shares of the Company’s common stock subject to certain limitations detailed in the Plan prospectus. To review the Plan Prospectus, please visit the Company’s Investor Relations website at www.AGNC.com.

STOCKHOLDER CALL

AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 29, 2010 at 2:00 pm ET. The stockholder call can be accessed through a live webcast, free of charge, at www.AGNC.com or by dialing (877) 569-8701 (U.S. domestic) or +1 (574) 941-7382 (international). Please provide the operator with the conference ID number 86022968. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q2 2010 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the stockholder call combined with the slide presentation will be made available on the Company’s website after the call on July 29. In addition, there will be a phone recording available from 6:00 pm ET July 29 until 11:59 pm ET August 12. If you are interested in hearing the recording of the presentation, please dial (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international). The conference ID number is 86022968.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.commailto:.

ABOUT AGNC

AGNC is a REIT that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a

American Capital Agency Corp.

July 28, 2010

U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by American Capital Agency Management, LLC, an affiliate of American Capital, Ltd. (“American Capital”). For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $14 billion in capital resources under management and eight offices in the U.S., Europe and Asia. American Capital and its affiliates will consider investment opportunities from $5 million to $100 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.